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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada
                                                   ____________________
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie+
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV 89102

January 12, 2001

BidBay.com, Inc., a Nevada corporation
Attention: George Tannous, President
7209 Foothill Blvd.
Tujunga, California 91042

Re: BidBay.com, Inc.'s Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for BidBay.com, Inc. a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of certain shares of the Company's common stock. This opinion is being furnished pursuant to Section 228.601 (Item 601) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement dated January 12, 2001 and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws;
(d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that upon the tender of the subscription agreement together with collected funds in the amount subscribed, and upon the delivery of a certificate evidencing the applicable purchased shares, the common stock to be registered is validly issued, fully paid and nonassessable.

Very truly yours,

CANE AND COMPANY, LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


    *Licensed Nevada, California, Washington and Hawaii State Bars; ** British Columbia Bar only; ***Nevada and British Columbia Bars;
               +Utah Bar only; ++California Bar only

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BidBay.Com, Inc.
January 12, 2001
Page 2

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


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